SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2006

SOFTBRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51118	41-2021446
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Meridian Crossings, Suite 800 Minneapolis, Minnesota		55423
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (612) 851-1500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 1, 2006, SoftBrands, Inc. (“SoftBrands”) and David G. Latzke executed an amendment to Mr. Latzke’s employment agreement clarifying his severance compensation in connection with his announced resignation on or before June 30, 2006.  A copy of such amendment is filed as an exhibit to this Form 8-K

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  SoftBrands announced on March 1, 2006, that David G. Latzke, its Senior Vice President, Chief Financial Officer and Secretary, would be terminating his positions with the Company by June 30, 2006.  Mr. Latzke has agreed to assist the Company before that date with the transition to a new Chief Financial Officer.

Item 7.01               Regulation FD Disclosure

SoftBrands issued a press release on March 1, 2006 announcing the pending departure of David G. Latzke, a copy of which is furnished with this Form 8-K

Item 9.01  Financial Statements And Exhibits

(c) Exhibits

10.1 Amendment No. 1 to Employment Agreement with David G. Latzke

99.1 Press Release dated March 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2006

SOFTBRANDS, INC.

/s/ David G. Latzke
David G. Latzke, Senior Vice President, Chief
Financial Officer and Secretary